                                                                    Exhibit 1(C)


                              AMENDMENT NO. 2 TO
                      MEMORANDUM EXECUTED MARCH 11, 1999

                                  REGARDING:

                 ESTABLISHMENT OF SEPARATE INVESTMENT ACCOUNT
          LINCOLN NEW YORK SEPARATE ACCOUNT N FOR VARIABLE ANNUITIES

                                      OF

              LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LNY")


     Pursuant to the authority given me by Resolution Number 96-21 adopted by the Board of Directors of Lincoln Life & Annuity Company of New York on July 24, 1996, I hereby amend a certain memorandum executed on March 11, 1999 by Philip
L. Holstein (the "Organizing Memorandum") a copy of which is attached hereto, for the sole purpose that this account is to be used in connection with the issuance by LNY of variable annuity policies (rather than life insurance policies).

     All other terms and provisions of the Organizing Memorandum and Amendment No. 1 remains in effect.

                                               /s/ Joanne B. Collins
                                               --------------------------------
                                                 JOANNE B. COLLINS, PRESIDENT


Effective Date:  6-26-00
               ---------------